Exhibit 99.3

DTS, INC.

Unaudited Condensed Consolidated Financial Statements

September 30, 2016 and 2015

DTS, INC.

DTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except per share data)

	As of September 30, 2016	As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$26,686	$52,208
Short-term investments	13,083	9,657
Accounts receivable, net of allowance for doubtful accounts of $245 and $541 at September 30, 2016 and December 31, 2015, respectively	26,911	12,454
Prepaid expenses and other current assets	7,832	5,855
Income taxes receivable	2,276	4,130

Total current assets	76,788	84,304
Property and equipment, net	28,076	29,022
Intangible assets, net	144,907	157,936
Goodwill	90,692	108,726
Deferred income taxes	41,866	24,018
Other long-term assets	9,348	3,934

Total assets	$391,677	$407,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,792	$5,979
Accrued expenses	17,963	22,960
Deferred revenue	3,096	5,711
Income taxes payable	80	123
Current portion of long-term debt, net	26,486	21,486

Total current liabilities	54,417	56,259
Long-term debt, net	100,552	136,666
Other long-term liabilities	12,419	9,983
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock—$0.0001 par value, 5,000 shares authorized at September 30, 2016 and December 31, 2015; no shares issued and outstanding	—	—
Common stock—$0.0001 par value, 70,000 shares authorized at September 30, 2016 and December 31, 2015; 22,501 and 21,988 shares issued at September 30, 2016 and December 31, 2015, respectively; 17,834 and 17,321 shares outstanding at September 30, 2016 and December 31, 2015, respectively	3	3
Additional paid-in capital	272,479	258,660
Treasury stock, at cost—4,667 at September 30, 2016 and December 31, 2015	(111,331)	(111,331)
Accumulated other comprehensive income	778	778
Retained earnings	62,360	56,922

Total stockholders’ equity	224,289	205,032

Total liabilities and stockholders’ equity	$391,677	$407,940

See accompanying notes to condensed consolidated financial statements.

DTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$48,749	$30,673	$142,599	$99,036
Cost of revenue	6,449	2,702	18,751	8,229

Gross profit	42,300	27,971	123,848	90,807
Operating expenses:
Selling, general and administrative	26,283	21,348	71,563	59,317
Research and development	13,489	9,320	38,788	28,559
Change in fair value of contingent consideration	—	(400)	—	(400)

Total operating expenses	39,772	30,268	110,351	87,476

Operating income (loss)	2,528	(2,297)	13,497	3,331
Interest and other expense, net	(1,234)	(173)	(3,633)	(792)

Income (loss) before income taxes	1,294	(2,470)	9,864	2,539
Provision for income taxes	724	332	4,072	2,000

Net income (loss)	$570	$(2,802)	$5,792	$539

Net income (loss) per common share:
Basic	$0.03	$(0.16)	$0.33	$0.03

Diluted	$0.03	$(0.16)	$0.32	$0.03

Weighted average shares outstanding:
Basic	17,701	17,255	17,560	17,431

Diluted	18,637	17,255	18,126	18,167

Cash dividend declared per common share	$0.02	$—	$0.02	$—

See accompanying notes to condensed consolidated financial statements.

DTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$570	$(2,802)	$5,792	$539
Other comprehensive income (loss), net of tax:
Unrealized gains and losses on available-for-sale securities and other, net	(4)	1	—	3

Total comprehensive income (loss)	$566	$(2,801)	$5,792	$542

See accompanying notes to condensed consolidated financial statements.

DTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	For the Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$5,792	$539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,103	10,838
Stock-based compensation charges	9,581	8,678
Deferred income taxes	(3,317)	(5,310)
Excess tax benefits from stock-based awards	(486)	(914)
Change in fair value of contingent consideration	—	(400)
Amortization of debt issuance costs	460	—
Other	45	353
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(13,015)	(669)
Prepaid expenses and other assets	(2,658)	881
Accounts payable, accrued expenses and other liabilities	(4,277)	(1,884)
Deferred revenue	(2,615)	(2,831)
Income taxes receivable/payable	4,790	4,758

Net cash provided by operating activities	$14,403	$14,039

Cash flows from investing activities:
Purchases of available-for-sale investments	(26,718)	(34,666)
Maturities of available-for-sale investments	11,125	8,800
Sales of available-for-sale investments	12,125	2,502
Cash paid for business combinations, net	(2,404)	—
Purchases of property and equipment	(2,530)	(2,525)
Purchases of intangible assets	(2,429)	(1,853)
Other investing activities	—	(300)

Net cash used in investing activities	$(10,831)	$(28,042)

Cash flows from financing activities:
Repayments of long-term borrowings	(31,406)	—
Payment of contingent consideration	(480)	—
Holdback and other payments related to business combinations	(1,170)	—
Proceeds from the issuance of common stock under stock-based compensation plans	6,138	7,962
Cash paid for shares withheld for taxes	(2,308)	(2,864)
Dividend payments	(354)	—
Excess tax benefits from stock-based awards	486	914
Purchases of treasury stock	—	(19,147)

Net cash used in financing activities	$(29,094)	$(13,135)

Net change in cash and cash equivalents	(25,522)	(27,138)
Cash and cash equivalents, beginning of period	52,208	99,435

Cash and cash equivalents, end of period	$26,686	$72,297

Significant non-cash transactions:
Holdbacks for business combinations	$1,658	$—

See accompanying notes to condensed consolidated financial statements.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

Note 1—Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of DTS, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company’s financial position at September 30, 2016, and the results of operations and cash flows for the periods presented. All intercompany transactions have been eliminated in consolidation. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. The information included herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 7, 2016.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Pending Acquisition by Tessera Technologies, Inc.

On September 19, 2016, the Company entered into the Merger Agreement, which provides, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving the DTS Merger as a wholly owned subsidiary of Holdco. Following the completion of the DTS Merger, DTS common stock will cease to be listed on the Nasdaq Global Select Market.

At the effective time of the DTS Merger, each outstanding share of DTS common stock (other than shares that are held by Tessera or Holdco, or any of their respective subsidiaries or held by DTS as treasury stock, or that are owned by DTS, Merger Sub or any wholly owned subsidiary of DTS, and shares with respect to which appraisal rights pursuant to Section 262 of the Delaware General Corporation Law are properly exercised and not withdrawn) will be automatically converted into the right to receive $42.50 in cash, without interest and less any required tax withholding. The Special Meeting is scheduled to be held on December 1, 2016 to consider and vote upon, among other things, a proposal to adopt the Merger Agreement.

At the effective time of the DTS Merger, (i) each then outstanding, in-the-money, vested option to purchase shares of DTS common stock will be canceled, and the holder of such option will be entitled to receive cash as set forth in the Merger Agreement; (ii) each then outstanding, out-of-the-money, vested or unvested option and each then outstanding, in-the-money, unvested option to purchase shares of DTS common stock will be assumed by Holdco and converted into an option to purchase shares of Holdco common stock pursuant to the exchange ratio set forth in the Merger Agreement; (iii) each vested DTS restricted stock unit award will be canceled, and the holder of such restricted stock unit award will be entitled to receive cash as set forth in the Merger Agreement; (iv) each unvested DTS restricted stock unit award will be assumed by Holdco and converted into a Holdco restricted stock unit award pursuant to the exchange ratio set forth in the Merger Agreement; and (v) each then outstanding DTS performance-based restricted stock unit (“PSU”) award (treating for this purpose any performance-based vesting condition to which such PSU award is subject as of the effective time of the DTS Merger or was as of the date of the Merger Agreement as having been attained at the “target level”) will become fully vested and canceled, and the holder of such PSU award will be entitled to receive cash as set forth in the Merger Agreement.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 1—Basis of Presentation (Continued)

The transaction is expected to close in December 2016. Consummation of the transaction remains subject to customary closing conditions, including, among other things, (i) adoption of the Merger Agreement by the Company’s stockholders; (ii) the absence of any injunctions or any other legal order prohibiting or restraining the DTS Merger; (iii) subject to certain exceptions, the accuracy of the Company’s and Tessera’s representations and warranties in the Merger Agreement; (iv) performance by the Company and Tessera of their respective obligations, covenants and agreements contained in the Merger Agreement; and (v) the absence of any material adverse effect on the Company.

The Merger Agreement contains customary representations and warranties made by each of the Company and Tessera, and also contains customary pre-closing covenants, including covenants, among others, (i) for each of the parties to use its reasonable best efforts to cause the DTS Merger to be consummated; (ii) for the Company to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without Tessera’s consent; (iii) for the Company not to declare or pay any dividend (whether in cash, stock, property or otherwise) in respect of any shares of DTS common stock and (iv) for the Company not to solicit, initiate or knowingly take any action to facilitate or encourage any alternative acquisition proposal or proposal or inquiry that constitutes, or would reasonably be expected to lead to, an alternative acquisition proposal.

The Merger Agreement contains certain termination rights for each of the Company and Tessera, including in the event that (i) the DTS Merger is not consummated on or before February 28, 2017; (ii) the approval of the stockholders of the Company is not obtained at the Special Meeting; or (iii) the Company terminates the Merger Agreement to enter into a binding agreement providing for a superior proposal. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including a termination of the Merger Agreement by the Company to enter into a binding agreement providing for a superior proposal, the Company must pay to Tessera a termination fee equal to $25,500 in cash.

The description of the Merger Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 20, 2016, and is hereby incorporated by reference. Additionally, the Proxy Statement filed by the Company on October 21, 2016 describes the Merger Agreement and the DTS Merger in more detail. Investors and stockholders of DTS are urged to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC carefully and in their entirety because they contain or will contain important information about the DTS Merger.

For both the three and nine months ended September 30, 2016, the Company’s condensed consolidated statements of operations included $3,116 of operating expenses associated with the DTS Merger.

Acquisitions

In the third quarter of 2016, the Company completed two immaterial acquisitions related to the Company’s HD Radio technology. Both purchases were accounted for using the acquisition method of accounting. The Company considers the allocations of the purchase price for both acquisitions to be immaterial to the condensed consolidated financial statements. The Company’s financial results include these acquisitions from their dates of acquisition.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 2—Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, “Revenue from Contracts with Customers (Topic 606).” This ASU outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and superseded the then most current revenue recognition guidance, including industry-specific guidance. As updated in ASU 2015-14, for public entities, this ASU will be effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The FASB has further clarified Topic 606 by issuing ASU 2016-08 (principal versus agent considerations), ASU 2016-10 (identifying performance obligations and licensing), and ASU 2016-12 (narrow-scope improvements and practical expedients). Entities have the option of applying either a full retrospective approach or a modified approach to adopt the ASU. The Company is evaluating the impact of adoption of this ASU on its consolidated financial statements.

In September 2015, the FASB issued ASU 2015-16, “Business Combinations (Topic 805), Simplifying the Accounting for Measurement-Period Adjustments.” The ASU requires that adjustments to provisional amounts identified during the measurement period be recognized in the reporting period in which the adjustment amounts are determined. For public entities, the ASU is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The ASU must be applied prospectively to adjustments to provisional amounts that occur after the effective date. The Company adopted this ASU in the first quarter of 2016. For information on measurement period adjustments relating to the acquisition of iBiquity Digital Corporation, refer to Note 5, “Business Combination.”

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This ASU requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous US GAAP. For public entities, this ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach, but entities may elect certain practical expedients when implementing the ASU. The Company is evaluating the impact of adoption of this ASU on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Based Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting.” This ASU simplifies several aspects of accounting for stock-based compensation transactions, including income tax consequences and presentation on the statement of cash flows. For public business entities, this ASU is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company is evaluating the impact of adoption of this ASU on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Intra-Entity Transfers of Assets Other Than Inventory.” This ASU requires entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. For public entities, this ASU is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities as of the beginning of an annual reporting period for which financial statements have not been issued. The Company is evaluating the impact of adoption of this ASU on its consolidated financial statements.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 3—Cash, Cash Equivalents and Investments

Cash, cash equivalents and investments, classified as available-for-sale, consisted of:

	As of September 30, 2016	As of December 31, 2015
Cash and cash equivalents:
Cash	$13,765	$16,257
Money market accounts	10,923	35,951
Commercial paper	1,998	—

Total cash and cash equivalents	$26,686	$52,208

Short-term investments:
Corporate bonds	$12,091	$9,657
Commercial paper	992	—

Total short-term investments	$13,083	$9,657

The Company had no material gross realized or unrealized holding gains or losses from its investments for the periods presented herein. The contractual maturities of investments as of September 30, 2016 were all due within one year.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 4—Fair Value Measurements

The Company’s investments are required to be measured and recorded at fair value on a recurring basis. The Company obtains the fair value of its available-for-sale securities, which are not in active markets, from a third-party professional pricing service using quoted market prices for identical or comparable instruments, rather than direct observations of quoted prices in active markets. The Company’s professional pricing service gathers observable inputs for all of its fixed income securities from a variety of industry data providers (e.g., large custodial institutions) and other third-party sources. Once the observable inputs are gathered, all data points are considered and the fair value is determined. The Company validates the quoted market prices provided by its primary pricing service by comparing their assessment of the fair values against the fair values provided by its investment managers. The Company’s investment managers use similar techniques to its professional pricing service to derive pricing as described above. As all significant inputs were observable, derived from observable information in the marketplace or supported by observable levels at which transactions are executed in the marketplace, the Company classifies its available-for-sale securities within Level 2 of the fair value hierarchy.

The Company’s financial assets and liabilities, measured at fair value on a recurring basis, were:

		Fair Value Measurements
Assets (Liabilities)	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of September 30, 2016
Corporate bonds	$12,091	$—	$12,091	$—
Commercial paper	$992	$—	$992	$—
As of December 31, 2015
Corporate bonds	$9,657	$—	$9,657	$—
Contingent consideration(1)	$(480)	$—	$—	$(480)

(1)	Represents the final payment under the contingent consideration related to the acquisition of assets from Phorus, Inc. and Phorus, LLC, which was classified in accrued expenses on the consolidated balance sheet as of December 31, 2015. In the first quarter of 2016, the Company paid this remaining liability in full.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 5—Business Combination

On October 1, 2015, the Company completed the acquisition of iBiquity Digital Corporation (“iBiquity”), pursuant to the Agreement and Plan of Merger, dated August 31, 2015. The acquisition was accounted for under the acquisition method of accounting. On September 30, 2016, the Company finalized the purchase price allocation:

	Weighted Average Estimated Useful Life (years)		Preliminary Fair Value as of December 31, 2015	Measurement Period Adjustments (1)		Final Fair Value
Cash and cash equivalents			$20,837			$20,837
Short-term investments			4,000			4,000
Accounts receivable			13,468	644	(2)	14,112
Prepaid expenses and other current assets			1,058	131	(3)	1,189
Property and equipment			1,656			1,656
Goodwill			58,370	(20,299	) (4)	38,071
Identifiable intangible assets:
Customer relationships	10	70,225
Developed technology	10	33,590
Tradenames	10	9,590
IPR&D		7,583

Total identifiable intangible assets			120,988			120,988
Other long-term assets			190	(60	) (3)	130
Deferred tax assets (liabilities), net			(13,058)	21,258	(5)	8,200
Accounts payable			(535)			(535)
Accrued expenses			(21,402)	(1,882	) (6)	(23,284)
Deferred revenue			(1,019)			(1,019)
Other long-term liabilities			(6,783)	208	(5)	(6,575)

Total purchase price			$177,770	—		$177,770

(1)	All adjustments were recorded prospectively within the Company’s condensed consolidated balance sheet.
(2)	Primarily consists of the recognition of underreported royalty recoveries owed to iBiquity prior to the close of the acquisition, which were collected during the measurement period.
(3)	Consists of miscellaneous working capital and other immaterial adjustments.
(4)	Represents the net impact to goodwill of all measurement period adjustments recorded.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 5—Business Combination (Continued)

(5)	Primarily consists of the finalization of the measurement of acquired net operating loss carryforwards (NOLs) that can be realized, subject to the limitations under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). During the measurement period, the Company was in the process of determining the amount of additional NOLs that would be available if certain unrealized gains attributed to periods before the ownership change date are recognized. In connection with the intercompany transfer of intellectual property rights discussed in Note 10, “Income Taxes,” the Company finalized the measurement of the amount of additional NOLs that are available if certain unrealized gains attributable to periods before the ownership change date are recognized. The decrease to other long-term liabilities is primarily due to the finalization of the measurement of certain uncertain tax positions.
(6)	Primarily consists of adjustments to the estimated fair value of certain acquired legal contingencies and certain rebate accruals, determined based on information obtained during the measurement period.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 6—Goodwill and Other Intangible Assets

The changes in the Company’s goodwill were:

Goodwill
Balance at December 31, 2015	$108,726
Purchase price allocation adjustments, net	(20,299)
Increase due to current period business combinations	2,265

Balance at September 30, 2016	$90,692

The Company’s other intangible assets were:

	Weighted Average Life (Years)	As of September 30, 2016			As of December 31, 2015
		Gross Amount	Accumulated Amortization	Net Carrying Amount	Gross Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	9	$116,838	$(31,513)	$85,325	$116,026	$(22,039)	$93,987
Acquired technology	9	56,151	(18,375)	37,776	52,073	(14,071)	38,002
Tradenames	9	12,912	(3,683)	9,229	12,851	(2,452)	10,399
Contractual rights	5	8,363	(3,833)	4,530	7,713	(2,527)	5,186
Patents	5	5,155	(1,821)	3,334	3,805	(1,538)	2,267
Trademarks	10	919	(468)	451	894	(417)	477
Non-compete	2	553	(496)	57	492	(457)	35

Total amortizable intangible assets		$200,891	$(60,189)	$140,702	$193,854	$(43,501)	$150,353
IPR&D		4,205	—	4,205	7,583	—	7,583

Total other intangible assets		$205,096	$(60,189)	$144,907	$201,437	$(43,501)	$157,936

During the nine months ended September 30, 2016, the Company reclassified $3,378 of IPR&D assets not previously subject to amortization to amortizable intangible assets.

Amortization of intangible assets included in the Company’s condensed consolidated statements of operations was:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$5,111	$2,392	$15,085	$7,146
Operating expenses	543	266	1,620	792

Total amortization of intangible assets	$5,654	$2,658	$16,705	$7,938

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 6—Goodwill and Other Intangible Assets (Continued)

The Company expects the future amortization of amortizable intangible assets held at September 30, 2016 to be as follows:

Years Ending December 31,	Estimated Amortization Expense
2016 (remaining 3 months)	$5,775
2017	22,640
2018	20,559
2019	19,142
2020	15,676
2021 and thereafter	56,910

Total	$140,702

Note 7—Accrued Expenses

Accrued expenses consisted of:

	As of September 30, 2016	As of December 31, 2015
Accrued payroll and related benefits	$13,670	$17,998
Contingent consideration	—	480
Other	4,293	4,482

Total accrued expenses	$17,963	$22,960

Note 8—Long-term Debt

On October 1, 2015, the Company entered into a credit agreement with Wells Fargo Bank, National Association and other lenders (the “Credit Agreement”), which provided the Company with a term loan and a revolver. On June 24, 2016, the Company entered into the First Amendment to Credit Agreement (the “Amendment”) in connection with the intercompany transfer of intellectual property rights discussed in Note 10, “Income Taxes.” The Amendment requires the Company to make prepayments of $20,000 of the term loan in 2016. During the three months ended June 30 and September 30, 2016, the Company made prepayments of $10,000 and $5,000, respectively, in addition to the scheduled quarterly principal payments of $5,469 in each quarter. Under the Amendment, the final prepayment of $5,000 is due by December 30, 2016. These prepayments will be applied to the scheduled principal installments under the Credit Agreement in inverse order of maturity, beginning with the final principal balance due on October 1, 2020. The original scheduled quarterly principal installment payments under the Credit Agreement are unchanged by the Amendment.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 8—Long-term Debt (Continued)

The Company’s outstanding balances under the Credit Agreement, presented net of certain debt issuance costs on the condensed consolidated balance sheets, were:

	As of September 30, 2016	As of December 31, 2015
Debt outstanding under term loan, current portion	$26,875	$21,875
Debt issuance costs, current portion	(389)	(389)

Current portion of long-term debt, net	$26,486	$21,486

Debt outstanding under term loan, long-term	$66,719	$103,125
Debt outstanding under revolver, long-term	35,000	35,000
Debt issuance costs, long-term	(1,167)	(1,459)

Long-term debt, net	$100,552	$136,666

Future long-term debt principal payments are as follows:

Years Ending December 31,
2016 (remaining 3 months)	$10,469
2017	21,876
2018	21,876
2019	21,876
2020	52,497

Total	$128,594

Interest expense, including amortization of debt issuance costs, was:

For the Three Months Ended September 30,		For the Nine Months Ended September 30,
2016	2015	2016	2015
$ 983	$ 75	$ 3,276	$ 223

Note 9—Commitments and Contingencies

During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. Those indemnities include intellectual property indemnities to the Company’s customers in connection with the sale of its products and the licensing of its technology, indemnities for liabilities associated with the infringement of other parties’ technology based upon the Company’s products and technology, and indemnities to the Company’s directors and officers of the Company to the maximum extent permitted under the laws of the State of Delaware. The duration of these indemnities, commitments and guarantees varies, and in certain cases, is indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments that the Company could be obligated to make. To date, the Company has not been required to make any payments and has not recorded any liability for these indemnities, commitments and guarantees in its consolidated balance sheets. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 9—Commitments and Contingencies (Continued)

Under certain contractual rights arrangements, the Company may be obligated to pay up to approximately $7,200 over an estimated period of approximately four years if certain milestones are achieved.

In connection with the acquisition of iBiquity, the Company evaluated the potential synergies and future operations of the combined entity and implemented a restructuring plan in the fourth quarter of 2015, impacting approximately 70 employees. As of December 31, 2015, the Company had accrued $5,517 of severance and related costs. For the nine months ended September 30, 2016, the Company recorded additional severance and related costs of $200 within operating expenses in the condensed consolidated statement of operations. During the nine months ended September 30, 2016, the Company paid $4,682 of severance and related costs, and as of September 30, 2016, $1,035 remained accrued under certain separation agreements, which is expected to be paid within the next nine months.

Litigation

Robert Garfield v. DTS, Inc.

On October 26, 2016, an alleged stockholder of the Company filed a putative class action lawsuit, captioned Robert Garfield v. DTS, Inc., et al., Case Number TBD, in the Superior Court of California, Ventura County. The defendants are the Company, the members of its Board of Directors, the Company’s financial advisor in connection with the DTS Merger, and Tessera. The complaint alleges that the Company’s directors breached their fiduciary duties by agreeing to inadequate merger consideration and engaging in a sales process that is in their best interests, but not the interests of the Company’s other stockholders, and that the Company and its directors committed a breach of fiduciary duty by causing the issuance of a Proxy Statement that fails to disclose all material facts concerning the DTS Merger. The complaint alleges that the Company’s financial advisor and Tessera abetted the purported breaches. The complaint seeks an order enjoining the merger or, if it is consummated, an order rescinding it. The complaint also seeks a reduction in the termination fee payable by the Company to Tessera, plus damages and attorneys’ fees. The Company believes the complaint is meritless and intends to defend the action.

Paul Parshall v. DTS, Inc.

On November 2, 2016, an alleged stockholder of the Company filed a putative class action lawsuit, captioned Paul Parshall v. DTS, Inc., et al., Case Number 12870-CB, in the Court of Chancery of the State of Delaware. The defendants are the Company, the members of its Board of Directors, Tessera, Tempe Holdco Corporation, Tempe Merger Sub Corporation, and Arizona Merger Sub Corporation. The complaint alleges that the Company’s directors breached their fiduciary duties by causing the issuance of a Proxy Statement that fails to disclose all material facts concerning the DTS Merger. The complaint alleges that the Company, Tessera, Tempe Holdco Corporation, Tempe Merger Sub Corporation, and Arizona Merger Sub Corporation abetted the individuals’ purported breaches. The complaint seeks an order enjoining the merger or, if it is consummated, an order rescinding it, plus rescissory damages and attorneys’ fees. The Company believes the complaint is meritless and intends to defend the action.

Note 10—Income Taxes

Income taxes for quarterly periods are computed using the estimated annual effective tax rate for the year along with discrete items identified in the quarter.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 10—Income Taxes (Continued)

For the nine months ended September 30, 2016 and 2015, the Company’s effective tax rate was approximately 41% and 79%, respectively. The effective tax rate for 2016 differed from the US statutory rate of 35% primarily due to the impact of a foreign loss in a jurisdiction that will not result in a tax benefit, non-creditable foreign withholding taxes and non-deductible transaction costs, partially offset by certain foreign earnings subject to lower tax rates and research and development tax credits. The effective tax rate for 2015 differed from the US statutory rate primarily due to the impact of a foreign loss in a jurisdiction that will not result in a tax benefit, non-creditable foreign withholding taxes and non-deductible transaction costs, partially offset by certain foreign earnings subject to lower tax rates, the federal tax deduction for domestic production activities and state research and development tax credits.

The Company has a strategy of commercializing certain non-US intellectual property rights from outside the US. In line with this strategy, in June 2016, the Company completed the implementation of an intercompany transfer of certain intellectual property licensing rights acquired from iBiquity to certain of the Company’s foreign subsidiaries. The transaction was implemented to align with the Company’s current operating processes, to optimize the global legal, operational and tax structure, and to allow for the efficient recovery of net operating loss carryforwards acquired from iBiquity. The transaction will not have a material impact on the Company’s effective tax rate in 2016 but should benefit future periods as a result of the non-US income being subject to lower tax rates and the ability to amortize the intellectual property for tax purposes in the foreign jurisdictions.

As of September 30, 2016 and December 31, 2015, the Company’s uncertain tax positions were $18,743 and $19,454, respectively, of which $9,604 and $9,112, respectively, were recorded in other long-term liabilities. The remaining amounts were recorded as a reduction to non-current deferred tax assets. The decrease was primarily due to the reversal of an uncertain tax position relating to the deductibility of certain expenses. The Company believes that within the next twelve months it is reasonably possible that unrecognized tax benefits will decrease by approximately $300 due to the expiration of certain statutes of limitations. Any resolution of the Company’s uncertain tax positions may impact the Company’s effective tax rate. The Company believes its accruals for uncertain tax positions are adequate for all open years, based on the assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter. Inherent uncertainties exist in estimating accruals for uncertain tax positions due to the progress of income tax audits and changes in tax law, both legislated and concluded through the various jurisdictions’ tax court systems.

The Company may, from time to time, be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s consolidated financial statements. Interest expense and penalties related to income taxes are included in income tax expense.

The Company, or one of its subsidiaries, files income tax returns in the US and other foreign jurisdictions. The Company is no longer subject to income tax examinations by the Internal Revenue Service (IRS) for years prior to 2013 and by the California Franchise Tax Board (FTB) for years prior to 2011 except for certain prior period carryforwards. Significant judgment is required in determining the consolidated provision for income taxes as the Company considers each tax jurisdiction’s taxable earnings and the impact of the tax audit process. The final outcome of tax audits by the IRS, the FTB or other state tax authorities, and various foreign tax authorities could differ materially from amounts reflected in the condensed consolidated financial statements.

Licensing revenue is recognized gross of withholding taxes that are remitted by the Company’s licensees directly to the local tax authorities. For the three months ended September 30, 2016 and 2015, withholding taxes were $711 and $632,

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 10—Income Taxes (Continued)

respectively. For the nine months ended September 30, 2016 and 2015, withholding taxes were $2,522 and $1,614, respectively. The increase in withholding taxes for the nine month period is primarily due to increases in revenue resulting from the iBiquity acquisition in October 2015.

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 11—Net Income (Loss) Per Common Share

Basic net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) by the sum of the weighted average number of common shares outstanding plus the dilutive effect of any outstanding stock options, unvested restricted stock, any unvested PSUs for which the performance conditions have been satisfied at the reporting date, and the Company’s employee stock purchase plan (ESPP) using the treasury stock method. Due to the net loss for the three months ended September 30, 2015, all potential common shares were excluded from the diluted shares outstanding for this period.

The computation of basic and diluted net income (loss) per common share was:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Numerator:
Net income (loss)	$570	$(2,802)	$5,792	$539

Denominator:
Weighted average shares outstanding	17,701	17,255	17,560	17,431
Effect of dilutive securities:
Stock options	638	—	363	568
Restricted stock	278	—	192	159
ESPP	20	—	11	9

Weighted average diluted shares outstanding	18,637	17,255	18,126	18,167

Basic net income (loss) per common share	$0.03	$(0.16)	$0.33	$0.03

Diluted net income (loss) per common share	$0.03	$(0.16)	$0.32	$0.03

Anti-dilutive shares excluded from the determination of diluted net income (loss) per share	305	3,779	1,475	535

DTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(Amounts in thousands, except per share data)

Note 12— Dividend

On August 8, 2016, the Company announced that the Board of Directors approved a cash dividend of $0.02 per common share, which was paid on August 31, 2016 to stockholders of record on August 22, 2016. Dividend payments for the three and nine months ended September 30, 2016 were $354, and were recorded as a reduction to retained earnings. Pursuant to the Merger Agreement with Tessera, the Company is not permitted to declare or pay any dividend without Tessera’s consent.